Exhibit 21.1

POLYMER GROUP, INC.

LIST OF SUBSIDIARIES OF THE COMPANY

The following comprises a list of subsidiaries of the Company as of December 31, 2014:

Boddingtons International Limited	Fiberweb US Holdings Limited

Bonlam Holdings B.V.	Fiberweb USA Holdings, Inc.

Bonlam, S.A. de C.V.	Fiberweb Washougal, Inc.

Chicopee Asia, Limited	Fiberweb, Inc.

Chicopee Holdings B.V.	Geca-Tapes B V

Chicopee Holdings C.V.	Korma SpA

Chicopee, Inc.	Nanhai Nanxin Non-Woven Co. Ltd.

Companhai Providência Industria e Comercio	Old Hickory Steamworks, LLC

Cordustex (PTY) Limited	PGI Acquisition Limited

Cordustex Manufacturing (PTY) Limited	PGI Argentina S.A.

Difco Performance Fabrics Inc.	PGI Colombia LTDA

Dominion Textile (USA), L.L.C.	PGI Europe, Inc.

Dominion Textile Inc.	PGI France SAS

Dominion Textile Mauritius Inc.	PGI France Holdings SAS

DT Acquisition Inc.	PGI Holdings B. V.

Fabrene, Inc.	PGI Netherlands Holdings B.V.

Fabrene, L.L.C.	PGI Netherlands Holdings (No. 2) BV

Fiberweb (Tianjin) Specialty Nonwovens Company Limited	PGI Non-Woven (Foshan) Co., Ltd.

Fiberweb Aschersleben GmbH	PGI Nonwovens B.V.

Fiberweb Asia Pacific Limited	PGI Nonwovens (China) Co., Ltd.

Fiberweb Berlin GmbH	PGI Nonwovens Limited

Fiberweb France SAS	PGI Nonwovens (Mauritius)

Fiberweb Geo GmbH	PGI Nonwovens Germany GmbH

Fiberweb Geos, Inc.	PGI Nonwovens Switzerland Sarl

Fiberweb Geosynthetics Limited	PGI Polimeros Do Brasil S.A.

Fiberweb Geosynthetiques Sarl	PGI Polymer, Inc.

Fiberweb Holding Deutschland GmbH	PGI Spain S.L.U.

Fiberweb Holdings, Inc.	Polymer Group Holdings C.V.

Fiberweb Holdings, Ltd	Polymer Group, Inc.

Fiberweb Industrial Textiles Corporation	Pristine Brands Corporation

Fiberweb Italia SpA	Providência USA, Inc.

Fiberweb Joint Venture 1 Limited	Scorpio Acquisition Corporation

Fiberweb Joint Venture 2 Limited	Tesalca Polska SP. ZO.O

Fiberweb Ltd	Terram Defencell Limited

Fiberweb Technical Fabrics (Shanghai) Company Limited	Terram Geosynthetics Private Limited

Fiberweb Terno d’isola Srl	Terram Limited

Fiberweb UK Limited	Tubex Limited